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                                                                    EXHIBIT 10.3

              FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF
                      REAL PROPERTY AND ESCROW INSTRUCTIONS

         This First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions (the "Amendment") is by and between PARDEE HOMES, a California corporation ("Seller") and NEUROCRINE BIOSCIENCES, INC., a Delaware corporation ("Buyer") and is dated as of January 15, 2003.

         A. Seller and Buyer are parties to that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated as of October 15, 2002 (the "Purchase Agreement").

         B. Seller and Buyer wish to modify the Purchase Agreement pursuant to the terms and conditions hereof.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

         1. All capitalized terms used herein which have defined meanings in the Purchase Agreement shall have the same defined meanings herein, except as expressly provided in this Amendment.

         2. Pursuant to paragraph 27 of the Purchase Agreement, Buyer has elected to delay the First Closing from January 31, 2003 to a date not later than September 15, 2003 for the sole purpose of complying with the timing requirements of a Section 1031 Exchange for Buyer's existing headquarters facilities. Seller's Carry Cost shall be calculated from February 1, 2003 through the date of the First Closing and the first monthly payment of Seller's Carry Cost shall be due March 1, 2003.

         3. Buyer hereby confirms that the contingencies to Buyer's purchase set forth in paragraphs 3(a)(iii), (iv) and (v) of the Purchase Agreement have been satisfied or are waived, and except as set forth in Buyer's written notice to Seller of Buyer's Disapproved Title Matters, dated as of January 15, 2003 (the "TITLE NOTICE LETTER"), the contingencies set forth in paragraphs 3(a)(i) and (ii) have been satisfied or are waived; provided, however, Buyer shall have until February 28, 2003 to obtain (1) all necessary approvals by applicable community planning boards, planning groups and any subcommittees or panels thereof relating to Buyer's design, development and intended use of the Property, and (2) comments and proposed conditions acceptable to Buyer relating to the proposed issuance of a CEQA negative declaration by applicable governmental authority for Buyer's intended development and use of the Property. In the event the foregoing contingency is not satisfied or waived by Buyer on or before February 28, 2003, Buyer may terminate the Agreement and the Escrow upon written notice to Seller and Escrow Holder; provided that Buyer shall take all reasonable action necessary to cause the Project to be placed for consideration on the agenda(s) for the February, 2003 meeting(s) of all applicable community planning boards and groups.

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Upon termination of the Agreement and escrow for the failure of such contingency: (i) all documents shall be returned to the party who deposited such documents into escrow or deliver the same to the other party; (ii) the Deposit shall be returned to Buyer; (iii) Each party shall bear one-half (1/2) of the Escrow Holder and Title Company cancellation costs; (iv) neither party shall have any further liability to the other. In the event Buyer does not inform Seller of its approval or disapproval of the foregoing contingency on or before February 28, 2003, said contingency shall be deemed to have been satisfied or waived. Notwithstanding anything to the contrary in paragraph 2(b) of the Purchase Agreement, provided that the foregoing contingency is satisfied or deemed satisfied on or before February 28, 2003, then no later than March 3, 2003, Buyer shall deposit with Escrow Holder the additional sum of $2,500,000 for a total Deposit of $3,000,000 and the Deposit shall be released by Escrow Holder to Seller on such date.

         4. The parties acknowledge that Seller has disapproved the Conceptual Plans regarding Buyer's proposed construction of a standing-seam metal roof on the buildings of the Property only, and the parties agree that the forty-five (45) day period within which Seller and Buyer are to agree upon Buyer's Conceptual Plans as set forth in paragraph 3(c)(i) of the Purchase Agreement, with respect to the acceptability and design of the standing-seam metal roof only is hereby extended to February 14, 2003.

         5. The parties hereby confirm that the contingency set forth in paragraph 3(c)(ii) of the Purchase Agreement (the "Lot Line Adjustment") has been satisfied subject to the Disapproved Title Matters contained in Buyer's Title Notice Letter.

         6. Except as modified hereby, the Purchase Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date first above written.

PARDEE HOMES,                               NEUROCRINE BIOSCIENCES, INC.,
a California corporation                    a Delaware corporation

By: /s/ Gregory P. Sorich                   By: /s/ Paul W. Hawran
   __________________________                  ___________________________
       Gregory P. Sorich                            Paul W. Hawran
            "Seller"                                   "Buyer"

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